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                                  EXHIBIT 99.6


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                                      PLEASE DETACH, MARK, SIGN, DATE AND PROMPTLY RETURN THIS
                                      PROXY CARD USING THE ENCLOSED POSTAGE PRE-PAID ENVELOPE.
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                                                                                             DSA FINANCIAL CORPORATION
                                                                                              Stock Information Center
                                                                                                 141 Ridge Avenue
                                                                                                  (xxx) xxx-xxxx
                                                                                                 STOCK ORDER FORM
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DEADLINE: The Subscription Offering ends at 12:00 Noon, Lawrenceburg, Indiana time, on June xx, 2004. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at the other Dearborn Savings Branch, by the deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM
WILL NOT BE ACCEPTED.
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(1) Number of Shares                   (2) Total Amount Due     (6) [ ] Check here if you are a DIRECTOR, OFFICER OR EMPLOYEE of
    ----------------  Price Per Share  --------------------             Dearborn Savings or a member of such person's immediate
                        x $10.00 =     $                                family (same household).
    ----------------                   --------------------     --------------------------------------------------------------------
The minimum purchase is 25 shares.  No person may purchase      (7) [ ] NASD AFFILIATION - see description on reverse side of this
more than 10,000 shares, and no person together with his or             form.
her associates or group of persons acting in concert may        --------------------------------------------------------------------
purchase more than 20,000 shares. Current shareholders,         (8) Please review the preprinted account information listed below.
either alone or together with associates or persons acting          The accounts printed below may not be all of your qualifying
in concert, may not purchase shares in an amount that when          accounts or even your accounts as of the earliest of the three
combined with shares received in exchange for currently             dates if you have changed names on the accounts. You should list
outstanding shares of common stock of Dearborn Financial            any other accounts that you may have or had with Dearborn
Corporation, that exceed 5% of the shares issued in the             Savings in the box below. SEE THE STOCK ORDER FORM INSTRUCTIONS
conversion. See the Prospectus and the Stock Order Form             SHEET FOR FURTHER INFORMATION. All subscription orders are
Instructions.                                                       subject to the provisions of the Plan of Reorganization and
--------------------------------------------------------------      Stock Issuance.
METHOD OF PAYMENT                                                 ----------------------------------------------------------------
(3) [ ] Enclosed is a check, bank draft or money order payable to DSA Financial, Inc. for $________________

(4) [ ] I authorize Dearborn Savings to make withdrawals from my certificate or savings account(s) shown below, and understand that the amounts will not otherwise be available for withdrawal:


ACCOUNT NUMBER(S)                              AMOUNT(S)
--------------------------------------- ------------------------

--------------------------------------- ------------------------

--------------------------------------- ------------------------

--------------------------------------- ------------------------
                   TOTAL WITHDRAWAL
                                        ------------------------
THERE IS NO PENALTY FOR EARLY WITHDRAWAL
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(5) PURCHASER INFORMATION (CHECK ONE)
A. [ ] ELIGIBLE ACCOUNT HOLDER - Check here if you were a         ----------------------------------------------------------------
depositor with at least $50 on deposit with Dearborn Savings       ADDITIONAL QUALIFYING ACCOUNTS
as of October 31, 2002. Enter information in Section 8 for all deposit accounts that you had at Dearborn Savings on October
31, 2002.                                                        ACCOUNT TITLE (NAMES ON ACCOUNTS)              ACCOUNT NUMBER
                                                                 ------------------------------------------- ---------------------
B. [ ] SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you
were a depositor with at least $50 on deposit with Dearborn      ------------------------------------------- ---------------------
Savings as of March 31, 2004 but are not an Eligible Account
Holder. Enter information in Section 8 for all deposit accounts  ------------------------------------------- ---------------------
that you had at Dearborn Savings Bank on March 31, 2004.
                                                                 ------------------------------------------- ---------------------
C. [ ] OTHER MEMBER - Check here if you were a depositor of
Dearborn Savings Bank as of XXX xx, 2004, but are not an         ------------------------------------------- ---------------------
Eligible or a Supplemental Eligible Account Holder. Enter        PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN THE
information in Section 8 for all accounts that you had at        LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. (additional space
Dearborn Savings on xxxxxxx, 2004.                               on the back of form).

D. [ ] LOCAL COMMUNITY - Natural persons residing in the
Indiana county of Dearborn

E. [ ] CURRENT STOCKHOLDER - Check here if you are a current stockholer of Dearborn Financial as of May 7, 2004 and list the number of shares you own. ____________________ shares

F. [ ] GENERAL PUBLIC - Check here if none of the above apply.
---------------------------------------------------------------- -------------------------------------------------------------------
(9) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY
    (Note:  The stock certificate and all correspondence related to this stock order will be mailed to the address provided below)

[ ]  Individual                              [ ] Uniform Transfer to Minors Act        [ ] Partnership
[ ]  Joint Tenants                           [ ] Uniform Gift to Minors Act            [ ] Individual Retirement Account
[ ]  Tenants in Common                       [ ] Corporation                           [ ] Fiduciary/Trust (Under Agreement Dated
---------------------------------------------------------------- -------------------------------------------------------------------

Name                                                                            Social Security or Tax I.D.
------------------------------------------------------------------------------- ----------------------------------------------------

Name                                                                            Social Security or Tax I.D.
------------------------------------------------------------------------------- ----------------------------------------------------
Mailing                                                                                 Daytime
Address                                                                                 Telephone
--------------------------------------------------------------------------------------- --------------------------------------------
                                                Zip                                     Evening
City                            State           Code            County                  Telephone
--------------------------------------------------------------------------------------- --------------------------------------------
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ACKNOWLEDGMENT By signing below, I acknowledge receipt of the Prospectus dated Xxxxxx xx, 2004 and understand I may not change or revoke my order once it is received by DSA Financial Corporation FEDERAL REGULATIONS PROHIBIT ANY PERSONS FROM TRANSFERRING, OR
ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE
UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER PERSON. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares. DSA Financial Corporation will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct and (2) I am not subject to backup withholding. You must cross out item (2) in this acknowledgement if you have been notified by the Internal Revenue
Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of
1934, both as amended.
SIGNATURE:      THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. This order is not valid if the Stock Order and Certification Form are not both signed and properly completed. Your order will be filed in accordance with the provisions of the
Plan of Reorganization and Stock Issuance as described in the Prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

-------------------------------------------------------------          -------------------------------------------------------------
Signature                                    Date                        OFFICE USE ONLY        Check # ______________ _____________

-------------------------------------------------------------            Date Rec'd ____/____   Ck. Amt.______________ _____________
Signature                                    Date
                                                                         Batch # ________ Order # ____________ Category ____________
-------------------------------------------------------------          -------------------------------------------------------------
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                                                     DSA FINANCIAL CORPORATION

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ITEM (7) CONTINIED - NASD AFFILIATION (this section only applies   ITEM (8) CONTINUED; PURCHASER INFORMATION
to those individuals who meet the delineated criteria)
                                                                   ACCOUNT TITLE (NAMES ON ACCOUNTS)            ACCOUNT NUMBER
Check the box if you are a member of the National Association of   ---------------------------------------- ------------------------
Securities Dealers, Inc. ("NASD"), a person associated with an
NASD member, a member of the immediate family of any such person   ---------------------------------------- ------------------------
to whose support such person contributes, directly or indirectly,
or the holder of an account in which an NASD member or person      ---------------------------------------- ------------------------
associated with an NASD member has a beneficial interest. To
comply with conditions under which an exemption from the NASD's    ---------------------------------------- ------------------------
Interpretation With Respect to Free-Riding and Withholding is
available, you agree, if you have checked the NASD affiliation     ---------------------------------------- ------------------------
box: (1) not to sell, transfer or hypothecate the stock for a
period of three months following the issuance and (2) to report    ---------------------------------------- ------------------------
this subscription in writing to the applicable NASD member
within one day of the payment therefor.                            ---------------------------------------- ------------------------
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                                                         CERTIFICATION FORM

                       (This Certification Must Be Signed In Addition to the Stock Order Form On Reverse Side)

      I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK, $0.01 PAR VALUE, OF DSA FINANCIAL CORPORATION ARE NOT A DEPOSIT OR AN ACCOUNT
AND ARE NOT FEDERALLY INSURED, AND ARE NOT GUARANTEED BY DEARBORN SAVINGS OR BY THE FEDERAL GOVERNMENT.

      If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Regional Director, John E. Ryan at (404)-888-0771.

      I further certify that, before purchasing the shares of common stock of DSA Financial Corporation, I received a copy of the
Prospectus dated 2004. The prospectus that I received contains disclosure concerning the common stock of DSA Financial Corporation and describes the risks involved in the investment, including the "Risk Factors" beginning on page XX of the Prospectus:

1. Our non-residential real estate and land loans and construction loans expose us to increased credit risks and may require us to increase our provisions for loan losses.

2. The expected voting control by management and employees could enable insiders to prevent a merger that may provide stockholders a premium for their shares.

3. There will be a limited trading market in our shares of common stock, which will hinder your ability to sell our shares of common stock and may adversely affect the market price of the stock.

4. Our continuing concentration of loans in our primary market area may increase our risk.

5. Changes in market interest rates could adversely affect our financial condition and results of operations.

6. Strong competition within our market area may limit our growth and profitability.

7. Our return on stockholders' equity will be reduced as a result of the offering.

8. The implementation of stock-based benefit plans may dilute your ownership interest.

9. Our recognition and retention plan will increase our costs, which will reduce our profitability and stockholders' equity.

10. Our failure to effectively utilize the net proceeds of the offering could reduce our profitability.

11. The future price of the shares of common stock may be less than the purchase price in the Offering.

12. Various factors may make takeover attempts more difficult to achieve.

13. The rights of existing shareholders of Dearborn Financial, a federal corporation, will be reduced under DSA Financial's Delaware certificate of Incorporation and Bylaws.

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DSA FINANCIAL CORPORATION
                                                                                           STOCK ORDER FORM INSTRUCTIONS

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All subscription orders are subject to the provisions of the Plan of Conversion.
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ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is 25 shares. No person may purchase more than 10,000 shares, and no person together with his or her associates or group of persons acting in concert may purchase more than 20,000 shares. Current stockholders, either alone or together with associates or persons acting in concert, may not purchase shares in an amount that, when combined, total 5% of the shares to be issued in the conversion. For additional information, please see "The Conversion - Limitations on Common Stock Purchases" in the Prospectus, which is incorporated herein by reference. DSA Financial Corporation reserves the right to reject the subscription of any order received in the Community Offering, if any, in whole or in part.
ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person), by check, bank draft or money order payable to
DSA Financial Corporation DO NOT MAIL CASH. Your funds will earn interest at Dearborn Savings' current passbook savings rate.
ITEM 4 - To pay by withdrawal from a savings account or certificate at Dearborn Savings, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the signature box on the front of this form. To withdraw from an account with checking privileges, please write a check. Dearborn
Savings will waive any applicable penalties for early withdrawal from certificate accounts. A hold will be placed on the account(s)
for the amount(s) you show. Payments will remain in account(s) until the stock offering closes. If the remaining balance in a certificate account is reduced below the applicable minimum balance requirement at the time that the funds actually are transferred under the authorization, the certificate will be canceled at the time of the withdrawal, without penalty, and the remaining balance will earn interest at the passbook rate subsequent to the withdrawal.
ITEM 5 - Please check the appropriate box if you were:
      a)    A depositor with $50.00 or more on deposit at Dearborn Savings as of October 31, 2002. Enter information in Section 8 for all deposit accounts that you had at Dearborn Savings on October 31, 2002.
      b)    A depositor with $50.00 or more on deposit at Dearborn Savings as of March 31, 2004, but are not an Eligible Account
            Holder. Enter information in Section 8 for all deposit accounts that you had at Dearborn Savings on March 31, 2004.
      c)    A depositor at Dearborn Savings as of March 31, 2004 but are not an Eligible Account Holder or Supplemental Eligible
            Account. Enter information in Section 8 for all deposit accounts that you had at Dearborn Savings on March 31, 2004.
      d)    Local Community - natural persons residing in the Indiana County of Dearborn.
      e)    Current Stockholder of DSA Financial Corporation as of May 7, 2004. Enter the number of shares you own as of May 7, 2004 in the blank space.
      f)    General Community.
ITEM 6 - Please check this box to indicate whether you are a director, officer or employee of Dearborn Savings or a member of such person's immediate family.
ITEM 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order Form.)
ITEM 8 - Please review the preprinted qualifying account number(s) information. THE ACCOUNT NUMBER(S) LISTED MAY NOT BE ALL OF YOUR
ACCOUNT NUMBER(S). You should list any other qualifying accounts that you may have or had with Dearborn Savings in the box located under the heading "Additional Qualifying Accounts". These may appear on other Stock Order Forms you have received. For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the three dates that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e. individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM TRANSFER TO MINORS ACT, to qualify in the Subscription Offering the minor must have had a deposit account on one of the three dates and you should list only their account number(s). If you are ordering stock corporately, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. FAILURE TO LIST ALL OF YOUR
QUALIFYING ACCOUNTS MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.
ITEM 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of
DSA Financial Corporation common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor.
SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder or other member, to protect your priority over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's names.

                                            (SEE REVERSE SIDE FOR STOCK OWNERSHIP GUIDE)

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DSA FINANCIAL CORPORATION
                                                                                           STOCK ORDER FORM INSTRUCTIONS

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INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM GIFT TO MINORS - For residents of many states, including Indiana, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM TRANSFER TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM GIFT TO MINORS ACT of the individual state. For either ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

Instructions: On the first name line, print the first name, middle initial and last name of the custodian, with the abbreviation
"CUST" after the name. Print the first name, middle initial and last name of the minor on the second name line followed by the notation UTMA-IN or UGMA-Other State. LIST ONLY THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and
Tax I.D. number. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the
Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make stock purchases from their deposits through a
PREARRANGED "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Dearborn Savings does not offer a self-directed IRA. Please contact an outside broker if you have any questions about your IRA account and PLEASE DO NOT DELAY in exploring this option.
Registration for IRA's:  On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                         On Name Line 2  - FBO (for benefit of)  YOUR NAME IRA a/c #______.
                         Address will be that of the broker / trust department to where the stock  certificate will be sent.
                         The Social Security / Tax I.D. number(s) will be either yours or your trustees, AS THEY DIRECT.
                         Please list YOUR phone numbers.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.


                                        (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)
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